Exhibit 99.1

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

FOR IMMEDIATE RELEASE

Varian Reports Results for Second Quarter of Fiscal Year 2018

Second Quarter 2018 Summary

–	Revenues of $730 million grew 10 percent, or 6 percent in constant currency
–	Oncology gross orders grew 5 percent, or 1 percent in constant currency
–	GAAP operating earnings of 12.9 percent of revenues; Non-GAAP of 17.6 percent
–	GAAP net earnings per diluted share from continuing operations of $0.79; Non-GAAP net earnings per diluted share from continuing operations of $1.15

PALO ALTO, Calif. — April 25, 2018 — Varian (NYSE: VAR) today announced its second quarter fiscal year 2018 results. All comparisons in this announcement are year-over-year unless noted otherwise.

Summary

(Dollars and shares in millions, except per share amounts)	Q2 2018	Q2 2017	FY 2018	FY 2017
Revenues (from Continuing Operations)	$729.9	$663.2	$1,408.4	$1,264.7
Gross Margin	43.6%	41.6%	44.1%	42.9%
GAAP Net Earnings (Loss) (1)	$73.2	$69.5	$(39.0)	$77.5
GAAP Net Earnings (Loss) per Diluted Share (1)	$0.79	$0.74	$(0.43)	$0.82
Net Cash Provided by Operating Activities	$65.5	$32.2	$244.5	$114.4
Non-GAAP Net Earnings (1) (2)	$106.7	$84.5	$205.1	$132.0
Non-GAAP Net Earnings per Diluted Share (1) (2)	$1.15	$0.90	$2.21	$1.40
Shares used in computing GAAP Net Earnings (Loss) per Diluted Share	92.6	93.7	91.6	93.9
Shares used in computing non-GAAP Net Earnings per Diluted Share	92.6	93.7	92.7	93.9

(1)	GAAP Net Earnings (Loss), GAAP Net Earnings (Loss) per Diluted Share, Non-GAAP Net Earnings and Non-GAAP Net Earnings per Diluted Share refer only to continuing operations.
(2)	Non-GAAP Net Earnings and Non-GAAP Net Earnings per Diluted Share are defined as GAAP Net Earnings (Loss) and GAAP Net Earnings (Loss) per Diluted Share adjusted to exclude the amortization of intangible assets, acquisition-related expenses and benefits, restructuring and impairment charges, significant litigation charges or benefits, legal costs and significant effects of tax legislation.

“We are proud of the team’s progress in the second quarter toward executing on our long-term value creation strategy,” said Dow Wilson, Chief Executive Officer of Varian. “We continued to strengthen our leadership in radiation therapy and extend our global footprint with the Mobius and Evinance acquisitions. In addition, we are expanding our addressable markets into interventional oncology with the acquisition of Sirtex, expected to close by the end of May.”

The company ended the quarter with $740 million in cash and cash equivalents and $255 million of debt. Net cash provided by operating activities was $66 million. During the quarter, the company invested $36 million to repurchase 325,000 shares of common stock.

Oncology Systems Segment

In the fiscal second quarter, Oncology revenues totaled $698 million, up 10 percent in dollars and 6 percent in constant currency. Gross orders were $664 million, up 5 percent in dollars and 1 percent in constant currency.  Gross orders in the Americas increased 2 percent in dollars and in constant currency. In EMEA, gross orders rose 11 percent in dollars and were flat in constant currency; in APAC, gross orders increased 3 percent in dollars and 1 percent in constant currency. Operating earnings for the segment increased 16 percent.

Particle Therapy Segment

In the fiscal second quarter, Particle Therapy revenues totaled $32 million, up 2 percent. The company did not book any new ProBeam™ orders in the quarter.

Acquisition-Related Expenses and Impairment Charges in Q2

Varian’s GAAP net earnings include acquisition-related expenses totaling $20 million for the quarter, primarily driven by $16 million related to hedging the Australian dollar purchase price of the Sirtex acquisition, as well as an impairment charge of $11 million related to the expected refinancing of the Maryland Proton Treatment Center in Baltimore. These costs and the associated tax effects reduced Varian earnings in the second quarter of fiscal 2018 by $0.26 per diluted share on a GAAP basis, and were excluded from non-GAAP results.

FY18 Annual Guidance Updated

Considering the financial and operational performance in the first half and the impact of currency, fiscal year 2018 guidance is updated to the following:

•	Revenue growth range of 6 percent to 9 percent, which now includes the impact from currency for the remainder of the year
•	Non-GAAP Operating earnings as a percentage of revenues range of 18 percent to 19 percent
•	Non-GAAP effective tax rate of 20 percent
•	Weighted average diluted shares of 93 million
•	Non-GAAP Earnings per diluted share range of $4.43 to $4.53
•	Cash flow from operations range of $475 million to $550 million

This updated guidance does not reflect the impact of the Sirtex acquisition, which is expected to close at the end of May.

Please refer to “Discussion of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

Investor Conference Call

Varian Medical Systems is scheduled to conduct its second quarter fiscal year 2018 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on our web site at www.varian.com/investors where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering confirmation code 13677574. The telephone replay will be available through 5 p.m. PT, Friday, April 27, 2018.

# # #

About Varian

Varian is a leader in developing and delivering cancer care solutions, and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,500 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to close and integrate the Sirtex business; our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company’s assessment of the goodwill associated with its particle therapy business, risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-Q for the quarter ended March 30, 2018. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q.

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q2 2018	Q2 2017	FY 2018	FY 2017
Gross orders	$666.0	$663.0	$1,332.1	$1,244.0
Oncology Systems	664.1	635.0	1,284.0	1,211.7
Particle Therapy	1.9	28.0	48.1	32.3
Order Backlog	2,927.1	2,686.5	2,927.1	2,686.5
Revenues	729.9	663.2	1,408.4	1,264.7
Oncology Systems	698.0	631.9	1,347.4	1,203.1
Particle Therapy	31.9	31.3	61.0	61.6
Cost of revenues	411.4	387.6	787.1	722.1
Gross margin	318.5	275.6	621.3	542.6
As a percent of revenues	43.6%	41.6%	44.1%	42.9%
Operating expenses
Research and development	58.9	53.3	114.8	103.2
Selling, general and administrative	134.5	131.6	258.5	292.7
Impairment charges	11.1	—	11.1	38.3
Acquisition-related expenses	19.7	0.6	21.2	0.9
Operating earnings	94.3	90.1	215.7	107.5
As a percent of revenues	12.9%	13.6%	15.3%	8.5%
Interest income, net	1.3	0.3	2.4	2.2
Earnings from continuing operations before taxes	95.6	90.4	218.1	109.7
Taxes on earnings	22.4	20.9	257.1	32.2
Net earnings (loss) from continuing operations	73.2	69.5	(39.0)	77.5
Net loss from discontinued operations	—	(13.3)	—	(6.8)
Net earnings (loss)	73.2	56.2	(39.0)	70.7
Less: Net (loss) earnings attributable to noncontrolling interests	—	(0.1)	0.1	0.5
Net earnings (loss) attributable to Varian	$73.2	$56.3	$(39.1)	$70.2

Net earnings (loss) per share – basic
Continuing operations	$0.80	$0.75	$(0.43)	$0.83
Discontinued operations	—	(0.15)	—	(0.08)
Net earnings (loss) per share – basic	$0.80	$0.60	$(0.43)	$0.75

Net earnings (loss) per share – diluted
Continuing operations	$0.79	$0.74	$(0.43)	$0.82
Discontinued operations	—	(0.14)	—	(0.08)
Net earnings (loss) per share – diluted	$0.79	$0.60	$(0.43)	$0.74

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding – basic	91.5	93.0	91.6	93.2
Weighted average shares outstanding – diluted	92.6	93.7	91.6	93.9

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)	March 30, 2018	September 29, 2017
Assets
Current assets:
Cash and cash equivalents	$739.9	$716.2
Trade and unbilled receivables, net	936.7	961.5
Inventories	433.8	417.7
Prepaid expenses and other current assets	226.4	190.3
Current assets of discontinued operations	8.6	11.1
Total current assets	2,345.4	2,296.8

Property, plant and equipment, net	247.0	255.3
Goodwill	232.0	222.6
Intangible assets	85.3	71.6
Deferred tax assets	114.9	147.3
Other assets	282.0	300.8
Total assets	$3,306.6	$3,294.4

Liabilities and Equity
Current liabilities:
Accounts payable	$164.9	$162.3
Accrued liabilities	364.2	374.9
Deferred revenues	766.5	755.4
Short-term borrowings	230.0	350.0
Current liabilities of discontinued operations	3.7	2.5
Total current liabilities	1,529.3	1,645.1
Other long-term liabilities	320.7	127.4
Total liabilities	1,850.0	1,772.5

Equity:
Varian stockholders’ equity:
Common stock	91.7	91.7
Capital in excess of par value	754.7	716.1
Retained earnings	664.2	778.6
Accumulated other comprehensive loss	(58.4)	(68.8)
Total Varian stockholders’ equity	1,452.2	1,517.6
Noncontrolling interests	4.4	4.3
Total equity	1,456.6	1,521.9
Total liabilities and equity	$3,306.6	$3,294.4

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings from continuing operations as operating earnings from continuing operations excluding amortization of intangible assets, restructuring charges, legal costs, impairment charges and acquisition-related expenses and benefits. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for significant effects of tax legislation, which are only excluded from non-GAAP net earnings:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition and integration-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, integration costs etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring and impairment charges: We incur restructuring and impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant effects of tax legislation: We may incur significant effects of tax legislation that are generally unrelated to the level of business activity in the period in which the effects of such legislation are reported. We exclude such expenses because we believe this does not accurately reflect the underlying performance of our continuing business operations. This exclusion is applicable to non-GAAP net earnings only.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. Non-GAAP items are generally included in selling, general and administrative expenses, except for significant effects of tax legislation and unless otherwise specified.

The following table reconciles GAAP and non-GAAP financial measures for Varian's continuing operations:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation between Preliminary GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q2 2018	Q2 2017	FY 2018	FY 2017
Non-GAAP adjustments
Amortization of intangible assets (1)	$3.5	$2.8	$6.6	$5.6
Restructuring charges	—	2.4	—	6.0
Legal costs	—	10.0	—	16.2
Impairment charges	11.1	—	11.1	38.3
Acquisition-related expenses (2)	19.7	0.6	21.2	0.9
Other	0.1	—	0.1	—
Total non-GAAP adjustments to operating earnings	34.4	15.8	39.0	67.0
Tax effects of non-GAAP adjustments	(7.1)	(0.8)	(8.1)	(12.1)
Significant effects of tax legislation (3)	6.2	—	213.3	—
Total net earnings from continuing operations impact from non-GAAP adjustments	$33.5	$15.0	$244.2	$54.9
Operating earnings reconciliation
GAAP operating earnings from continuing operations	$94.3	$90.1	$215.7	$107.5
Total operating earnings from continuing operations impact from non-GAAP adjustments	34.4	15.8	39.0	67.0
Non-GAAP operating earnings from continuing operations	$128.7	$105.9	$254.7	$174.5
Net earnings (loss) and net earnings (loss) per diluted share reconciliation
GAAP net earnings (loss) from continuing operations attributable to Varian (4)	$73.2	$69.5	$(39.1)	$77.1
Total net earnings from continuing operations impact from non-GAAP adjustments	33.5	15.0	244.2	54.9
Non-GAAP net earnings from continuing operations attributable to Varian	$106.7	$84.5	$205.1	$132.0
GAAP net (loss) earnings per diluted share from continuing operations	$0.79	$0.74	$(0.43)	$0.82
Non-GAAP net earnings per diluted share from continuing operations	$1.15	$0.90	$2.21	$1.40
Shares used in computing GAAP net earnings per diluted share	92.6	93.7	91.6	93.9
Shares used in computing non-GAAP net earnings per diluted share	92.6	93.7	92.7	93.9

(1)	Includes $1.5 million, $1.2 million, $2.7 million, and $2.5 million, respectively, in cost of revenues for the periods presented.
(2)	Primarily includes $16.4 million for the hedging loss related to the Australian dollar purchase price for Sirtex Medical Limited.
(3)	Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act. The corporate rate reduction results in a remeasurement of our Deferred Tax Assets of $2.5 million in the second quarter and $40.2 million in the year-to-date period. The mandatory deemed repatriation of unremitted foreign earnings results in an estimated charge of $3.7 million in the second quarter and $173.1 million in the year-to-date period.
(4)	Excludes immaterial net earnings (loss) from continuing operations attributable to noncontrolling interests for the periods presented.